KBL LLP
CERTIFIED PUBLIC ACCOUNTANTS AND ADVISORS

September 15, 2016

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Ref: SweeGen, Inc.

Dear Sir/Madam:

We have read Item 4.01 of Form 8-K dated September 15, 2016 of SweeGen, Inc. ("the Registrant") and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Very truly yours,

/s/ KBL, LLP
KBL, LLP
New York, NY